EXHIBIT 10.24

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of September 30, 1999, is entered into by and among:

(1) ETEC SYSTEMS, INC., a Nevada corporation ("Borrower");

(2) Each of the financial institutions which are listed in Schedule I of the Credit Agreement referred to in Recital A below (collectively, the "Lenders") that executes this Amendment; and

(3) ABN AMRO BANK N.V., a Netherlands public company acting through its San Francisco Representative Office, as agent for the Lenders (in such capacity, "Agent").

RECITALS

A. Borrower, the Lenders and Agent are parties to a Credit Agreement dated as of May 24, 1996, as amended by that certain First Amendment to Credit Agreement dated as of April 23, 1997, as further amended by that certain Second Amendment to Credit Agreement dated as of April 29, 1998 and as further amended by that certain Third Amendment to Credit Agreement dated as of July 20, 1998 (as amended, the "Credit Agreement").

B. Borrower has requested Agent and the Lenders to amend the Credit Agreement in certain respects.

C. The Lenders executing this Amendment and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders executing this Amendment and Agent hereby agree as follows:

    Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.
    Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 4 below, the Credit Agreement is hereby amended as follows:
      Paragraph 1.01 of the Credit Agreement is hereby amended by adding thereto in alphabetical order a new definition of the term "Fourth Amendment Effective Date" to read in its entirety as follows:

      "Fourth Amendment Effective Date" shall mean September 30, 1999.

      Paragraph 1.01 of the Credit Agreement is hereby further amended by changing the definition of "Applicable Margin" set forth therein to read in its entirety as follows:

      "Applicable Margin" shall mean:

      (a) With respect to Revolving Base Rate Loans, zero percent (0%);

      (b) With respect to Revolving LIBOR Loans:

      (i) At all times prior to the Fourth Amendment Effective Date, nineteen- twentieths of one percent (0.95%); and

      (ii) At all times on and after the Fourth Amendment Effective Date, one and one quarter percent (1.25%); provided, however, that if, after the Fourth Amendment Effective Date, both (A) the cumulative Adjusted Net Income of Borrower and its Subsidiaries for its most recent consecutive four-quarter period is greater than $0 and (B) the Adjusted Net Income of Borrower and its Subsidiaries for each of two consecutive quarters occurring within such consecutive four quarter period is greater than $0 (each as reflected in Borrower's most recent Financial Statements delivered to Agent pursuant to Subparagraph 5.01(a)), then beginning on the first day of the month following the delivery of such Financial Statements, the Applicable Margin for Revolving LIBOR Loans thereafter shall once again be nineteen-twentieths of one percent (0.95%); and

      (c) With respect to Term Loans, one and one quarter percent (1.25%).

      Paragraph 1.01 of the Credit Agreement is hereby further amended by changing the definition of "Debt Service Coverage Ratio" set forth therein to read in its entirety as follows:

      "Debt Service Coverage Ratio" shall mean, with respect to Borrower and its Subsidiaries for any quarter, the ratio, determined on a consolidated basis in accordance with GAAP where applicable, of:

      (a) The remainder of (i) EBITDA of Borrower and its Subsidiaries for such period minus (ii) all Capital Expenditures of Borrower and its Subsidiaries for such period; provided, however, that (i) for the fiscal quarter periods ending on October 31, 1999 and January 31, 2000, all Capital Expenditures made by Borrower and its Subsidiaries during such periods shall be excluded from such calculation and (ii) for the fiscal quarter periods ending on April 30, 2000 and July 31, 2000, fifty percent (50%) of all Capital Expenditures made by Borrower and its Subsidiaries during such period shall be excluded from such calculation;

      to

      (b) The sum of (i) all Interest Expenses of Borrower and its Subsidiaries for such quarter and (ii) all principal payments on long-term Indebtedness for borrowed money of Borrower and its Subsidiaries scheduled for payment during the immediately succeeding quarter (excluding any payments of the Outstanding Lease Amount payable on the Expiration Date of the Lease Agreement (as each such term is defined in the Participation Agreement));

      Provided, however, that for purposes of calculating Borrower's Debt-Service Coverage Ratio during its fiscal year 2000, EBITDA shall be calculated as follows:

      (A) for the consecutive four-quarter period ending on October 31, 1999, EBITDA of Borrower and its Subsidiaries for such period shall be an amount equal to the EBITDA of Borrower and its Subsidiaries for the fiscal quarter period ending on October 31, 1999 multiplied by four (4);

      (B) for the consecutive four-quarter period ending on January 31, 2000, EBITDA of Borrower and its Subsidiaries for such period shall be an amount equal to the EBITDA of Borrower and its Subsidiaries for the two fiscal quarter periods ending on January 31, 2000 multiplied by two (2); and

      (C) for the consecutive four-quarter period ending on April 30, 2000, EBITDA of Borrower and its Subsidiaries for such period shall be an amount equal to the EBITDA of Borrower and its Subsidiaries for the three fiscal quarter periods ending on April 30, 2000 multiplied by one and one-third (1 and 1/3).

      Subparagraph 2.04(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

      (b) Commitment Fees. Borrower shall pay to Agent, for the ratable benefit of the Revolving Lenders as provided in clause (iii) of Subparagraph 2.09(a), commitment fees (the "Commitment Fees") calculated on the daily average Unused Commitment for the period beginning on the date of this Agreement and ending on the Revolving Loan Maturity Date at the following rates:

      (i) At all times prior to the Fourth Amendment Effective Date, 0.2750% per annum; and

      (ii) At all times on and after the Fourth Amendment Effective Date, 0.30%; provided, however, that if, after the Fourth Amendment Effective Date, both (A) the cumulative Adjusted Net Income of Borrower and its Subsidiaries for its most recent consecutive four-quarter period is greater than $0 and (B) the Adjusted Net Income of Borrower and its Subsidiaries for each of two consecutive quarters occurring within such consecutive four quarter period is greater than $0 (each as reflected in Borrower's most recent Financial Statements delivered to Agent pursuant to Subparagraph 5.01(a)), then beginning on the first day of the month following the delivery of such Financial Statements, the Commitment Fees payable by Borrower on the daily average Unused Commitment shall once again be calculated at a rate of 0.2750% per annum.

      Borrower shall pay the Commitment Fees in arrears on the last Business Day in each February, May, August and November (commencing August 30, 1996) and on the Revolving Loan Maturity Date (or if the Total Commitment is cancelled on a date prior to the Revolving Loan Maturity Date, on such prior date).

      Subparagraph 5.02(c) of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (ix) thereof, (ii) adding thereto, immediately following clause (ix), a new clause (x) to read in its entirety as follows, and (iii) changing the designation of current clause (x) to "(xi)":

      (x) Sales by Borrower and its Subsidiaries of other assets and property that are leased back by Borrower and its Subsidiaries, provided that (A) all such leases are operating leases under GAAP and (B) the aggregate value of all such assets and property (based upon the greater of the fair market or book value of such assets and property) so sold and leased back in any fiscal year does not exceed five percent (5%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year; and

      Subparagraph 5.03(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

      (d) Cash Balances. Borrower shall not permit the Cash Balances of Borrower and its Subsidiaries to be less than $35,000,000 on the last day of any fiscal quarter.

      Subparagraph 5.03(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

      (e) Debt Service Coverage Ratio. Borrower shall not permit the Debt Service Coverage Ratio of Borrower and its Subsidiaries for any consecutive four-quarter period ending on any date set forth below to be less than the ratio set forth opposite such quarter below:

      Quarter ending on

      October 31, 1999 2.00 to 1.00;

      Quarters ending on

      January 31, 2000, and

      April 30, 2000 2.50 to 1.00;

      Quarter ending on

      July 31, 2000 3.00 to 1.00;

      Each quarter thereafter 5.00 to 1.00.

      Subparagraph 5.03(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

      (f) Profitability. Borrower shall not permit:

      (i) The Adjusted Net Income of Borrower and its Subsidiaries to be a loss greater than $4,000,000 for the quarter ended July 31, 1999;

      (ii) The Adjusted Net Income of Borrower and its Subsidiaries to be a loss greater than $6,000,000 for the quarter ending October 31, 1999;

      (iii) The Adjusted Net Income of Borrower and its Subsidiaries to be a loss greater than $1,500,000 for the quarter ending January 31, 2000;

      (iv) The Adjusted Net Income of Borrower and its Subsidiaries to be less than $1 for the quarter ending April 30, 2000;

      (v) Beginning with the quarter ending July 31, 2000 and for each quarter thereafter, the cumulative Adjusted Net Income of Borrower and its Subsidiaries for any consecutive four-quarter period to be less than $1.00.

      (vi) Beginning with the quarter ending October 31, 1999, the Adjusted Net Income of Borrower and its Subsidiaries to be a loss in more than two quarters in any consecutive four-quarter period or the aggregate amount of any such two quarterly losses to exceed $10,000,000; or

      (vii) The Operating Income of Borrower and its Subsidiaries to be a loss in more than two quarters in any consecutive four-quarter period or the aggregate amount of any such two quarterly losses to exceed $10,000,000.

      Paragraph 5.03 of the Credit Agreement is hereby amended by adding a new clause (g) thereto immediately after clause (f) to read in its entirety as follows:

    (g) Capital Expenditures. Borrower and its Subsidiaries shall not pay or incur Capital Expenditures which exceed $22,000,000 in the aggregate during the two fiscal quarter periods ending on October 31, 1999 and January 31, 2000.

    Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Paragraph 2 above, the following will be true and correct on the Effective Date (as defined below):
      The representations and warranties of Borrower and its Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except for representations and warranties expressly made as of a specified date, which are true and correct as of such date);
      No Default or Event of Default has occurred and is continuing which has not otherwise been waived by the Lenders; and
      All of the Credit Documents are in full force and effect.

    (Without limiting the scope of the term "Credit Documents," Borrower expressly acknowledges in making the representations and warranties set forth in this Paragraph 3 that, on and after the date hereof, such term includes this Amendment.)

    Effective Date. The amendments effected by Paragraph 2 above shall become effective on September 30, 1999 (the "Effective Date"), subject to receipt by Agent and the Lenders on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, the Lenders executing this Amendment and their respective counsel:
      This Amendment duly executed by Borrower, the Required Lenders and Agent;
      A Certificate of the Secretary or an Assistant Secretary of Borrower, dated the Effective Date, certifying (i) that the Certificate of Incorporation and Bylaws of Borrower, in the form delivered to Agent on the Closing Date, are in full force and effect and have not been amended, supplemented, revoked or repealed since such date, (ii) that the resolution of Borrower, in the form delivered to Agent on the Closing Date, is in full force and effect and has not been amended, supplemented, revoked or repealed since such date, and (iii) the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform the Credit Agreement, this Amendment, the other Credit Documents and all other documents, instruments or agreements relating thereto executed or to be executed by Borrower;
      A nonrefundable amendment fee to be paid to each Lender that executes this Amendment on or before September 30, 1999 equal to 0.10% of each such Lender's respective Proportionate Share; and
      Such other evidence as Agent or any Lender executing this Amendment may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.
    Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or Agent nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.
    Miscellaneous.
      Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.
      Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.
      Governing Law. This and Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

[The signature pages follow.]

IN WITNESS WHEREOF, Borrower, Agent and the Lenders executing this Amendment have caused this Amendment to be executed as of the day and year first above written.

BORROWER: ETEC SYSTEMS, INC.

By: __/s/__________________________________

Name: Neil J. Young

Title: Treasurer

AGENT: ABN AMRO BANK N.V.

By: /s/

Name: Richard R. DaCosta

Title: Vice President

By: /s/

Name: Christopher L. Snider

Title: Assistant Vice President

LENDERS: ABN AMRO BANK N.V.

By: /s/

Name: Richard R. DaCosta

Title: Vice President

By: /s/

Name: Christopher L. Snider

Title: Assistant Vice President

COMERICA BANK-CALIFORNIA

By: /s/

Name: Robert Ways

Title: C.B.O

THE INDUSTRIAL BANK OF JAPAN, LTD.

By: /s/

Name: Ken Iwata

Title: Senior Vice President